Exhibit 99.1

JAMES RIVER ANNOUNCES FIRST QUARTER 2024 RESULTS

Pembroke, Bermuda, May 8, 2024 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the first quarter 2024 as compared to the same period in 2023:

	Three Months Ended March 31,		Three Months Ended March 31,
($ in thousands, except for share data)	2024	per diluted share	2023	per diluted share
Net income from continuing operations available to common shareholders	$20,883	$0.53	$5,279	$0.14
Net (loss) income from discontinued operations	(8,105)	$(0.18)	1,704	$0.04
Net income available to common shareholders	12,778	$0.35	6,983	$0.18
Adjusted net operating income[1]	14,832	$0.39	14,971	$0.40
The Company closed the sale of JRG Reinsurance Company Ltd. ("JRG Re") on April 16, 2024. Due to the Stock Purchase Agreement entered into in the fourth quarter of 2023 for such sale, full results for our former Casualty Reinsurance segment have been reclassified to discontinued operations for all periods.
Net income from continuing operations available to common shareholders was $20.9 million ($0.53 per diluted share). Adjusted net operating income1 of $14.8 million ($0.39 per diluted share) for the first quarter of 2024 reflected strong investment income and profitable underwriting results from continuing operations, particularly from our Excess and Surplus Lines ("E&S") segment.
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting for loss portfolio transfers ("LPTs").
First Quarter 2024 Highlights:
▪Group combined ratio of 95.3% and adjusted net operating return on tangible common equity1 of 17.4%.
▪E&S segment combined ratio of 87.3% and renewal rate change of 10.7%, with the majority of the underwriting divisions reporting positive pricing increases.
▪Specialty Admitted Insurance segment combined ratio of 97.0%, with fronting and program gross written premium growth of 23.0% excluding the non-renewed workers' compensation program.
1 Adjusted net operating income, tangible common equity per share and adjusted net operating return on tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda
Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces First Quarter 2024 Results

▪Net investment income increased 22.8% compared to the prior year quarter, with all asset classes except private investments reporting higher income.
▪Shareholders' equity per share of $14.27 increased 0.8%2 sequentially from December 31, 2023, due to strong net income from continuing operations, while tangible common equity per share1 increased 0.4%2 sequentially.
Frank D'Orazio, the Company’s Chief Executive Officer, commented on the first quarter, “James River has started the year with strong profitability and attractive returns on our capital as we continue to demonstrate our commitment to disciplined underwriting and risk management. During the quarter, we saw record submission count amid a continued strong rate environment, and with a focus on underwriting profitability, we took action to reduce selected large account writings which were less compelling. Our Board of Directors continues its exploration of strategic alternatives for the Company that was announced in November of 2023.”
First Quarter 2024 Operating Results
•Gross written premium of $330.8 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$213,691	$228,903	(7)%
Specialty Admitted Insurance	117,119	124,551	(6)%
	$330,810	$353,454	(6)%

•Net written premium of $138.2 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$117,425	$147,430	(20)%
Specialty Admitted Insurance	20,747	26,725	(22)%
	$138,172	$174,155	(21)%

•Net earned premium of $171.7 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$145,623	$151,359	(4)%
Specialty Admitted Insurance	26,068	20,481	27%
	$171,691	$171,840	0%
2 Percent change before $0.05 common dividends paid per share during the first quarter of 2024.
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JRVR Announces First Quarter 2024 Results

•E&S segment gross written premium decreased 6.6% compared to the prior year quarter, with the decline driven by the non-renewal of selected larger accounts that did not meet our underwriting profitability hurdles. Several underwriting divisions continued to experience strong growth, including environmental, general casualty and sports and entertainment. Renewal rate increases across the segment were 10.7% during the first quarter of 2024. As mentioned previously, premium retention in the segment was lower than the prior year quarter due to the impact of a restructured casualty reinsurance treaty put in place for the segment in 2023, driving the larger decline in net written premium.
•Gross written premium for fronting and program business increased 23.0% compared to the prior year quarter excluding the impact of our large workers' compensation program that was non-renewed during the second quarter of 2023. Fronting and program business growth was largely driven by increases from existing programs. Gross written premium for the Specialty Admitted Insurance segment declined 6.0% compared to the first quarter of 2023, with the reduction due to the impact of the non-renewed workers' compensation program and the sale of the renewal rights of the individual risk workers' compensation business during the third quarter of 2023.
•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended March 31,
($ in thousands)	2024	2023
Excess and Surplus Lines	$(40)	$324
Specialty Admitted Insurance	438	171
	$398	$495
•The first quarter of 2024 included de minimis development from the E&S segment, while the Specialty Admitted Insurance segment reported $0.4 million of favorable development primarily related to individual risk workers' compensation reserves.
•Additionally, the Company recognized adverse prior year development of $0.5 million on the reserves subject to the Commercial Auto LPT, which provides unlimited coverage. Retroactive benefits of $4.5 million were recorded in loss and loss adjustment expenses during the first quarter and the deferred retroactive reinsurance gain on the Balance Sheet is $16.7 million as of March 31, 2024.
•Gross fee income was as follows:

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Specialty Admitted Insurance	$5,334	$5,711	(7)%
•The consolidated expense ratio was 28.9% for the first quarter of 2024, which was an increase from 27.3% in the prior year quarter. The expense ratio was impacted by changes in reinsurance cessions primarily in the E&S segment that resulted in a lower level of ceding commissions in the current period, as well as higher professional fees and compensation expense.

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JRVR Announces First Quarter 2024 Results

Investment Results
Net investment income for the first quarter of 2024 was $22.6 million, an increase of 22.8% compared to $18.4 million in the prior year quarter. Growth in income was broad-based across the portfolio, as cash flow was deployed at higher yields. On a sequential basis, income excluding private investments increased modestly.
The Company’s net investment income consisted of the following:

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Private Investments	(145)	1,591	—
All Other Investments	22,777	16,834	35%
Total Net Investment Income	$22,632	$18,425	23%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended March 31, 2024 was 4.8% (versus 4.3% for the three months ended March 31, 2023). The investment yield increased primarily as a result of higher market yields on fixed maturity securities and bank loans.
Net realized and unrealized gains on investments of $4.6 million for the three months ended March 31, 2024 compared to net realized and unrealized gains on investments of $0.2 million in the prior year quarter. The majority of the realized and unrealized gains during the first quarter of 2024 were related to changes in fair values of our common and preferred stock portfolios.
Taxes
The Company's effective tax rate fluctuates from period to period based on the relative mix of income reported by country and the respective tax rates imposed by each tax jurisdiction. The effective tax rate for the three months ended March 31, 2024 was 28.7%.
Tangible Equity
Tangible equity3 of $486.6 million at March 31, 2024 increased 0.2% compared to tangible equity of $485.6 million at December 31, 2023, as strong income from continuing operations was partially offset by modest unrealized investment losses in accumulated other comprehensive income ("AOCI"). AOCI declined by $7.8 million during the first quarter of 2024 to a loss of $71.5 million, due to a decrease in the value of the Company's fixed maturity securities caused by an increase in interest rates. Excluding AOCI, tangible common equity3 increased 2.2% sequentially.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.05 per common share. This dividend is payable on Friday, June 28, 2024 to all shareholders of record on Monday, June 10, 2024.
Conference Call
3 Tangible equity and tangible common equity excluding AOCI are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces First Quarter 2024 Results

James River will hold a conference call to discuss its first quarter results tomorrow, May 9, 2024 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 6389424, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating of our regulated insurance subsidiaries impacting our ability to attract and retain insurance business that our subsidiaries write, our competitive position, and our financial condition; potential uncertainty regarding the outcome of our exploration of strategic alternatives, and the impacts that it may have on our business; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a persistently high inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws and the interpretation of certain provisions of Public Law No. 115-97, informally titled the 2017 Tax Cuts and Jobs Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or
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JRVR Announces First Quarter 2024 Results

legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting profit (loss), adjusted net operating income, tangible equity, tangible common equity, adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), and adjusted net operating return on tangible common equity excluding AOCI (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible common equity balances in the respective period, excluding AOCI), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
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JRVR Announces First Quarter 2024 Results

About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Brett Shirreffs
SVP, Finance, Investments and Investor Relations
Investors@jrvrgroup.com
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JRVR Announces First Quarter 2024 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	March 31, 2024	December 31, 2023
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,287,466	$1,324,476
Equity securities, at fair value	128,690	119,945
Bank loan participations, at fair value	173,046	156,169
Short-term investments	84,534	72,137
Other invested assets	33,082	33,134
Total invested assets	1,706,818	1,705,861

Cash and cash equivalents	305,496	274,298
Restricted cash equivalents (a)	73,396	72,449
Accrued investment income	11,664	12,106
Premiums receivable and agents’ balances, net	221,566	249,490
Reinsurance recoverable on unpaid losses, net	1,377,863	1,358,474
Reinsurance recoverable on paid losses	142,288	157,991
Deferred policy acquisition costs	26,991	31,497
Goodwill and intangible assets	214,553	214,644
Other assets	438,114	457,047
Assets of discontinued operations held-for-sale	732,170	783,393
Total assets	$5,250,919	$5,317,250

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$2,661,909	$2,606,107
Unearned premiums	550,688	587,899
Funds held (a)	65,235	65,235
Deferred reinsurance gain	16,731	20,733
Senior debt	222,300	222,300
Junior subordinated debt	104,055	104,055
Accrued expenses	42,708	56,722
Other liabilities	306,152	333,183
Liabilities of discontinued operations held-for-sale	596,706	641,497
Total liabilities	4,566,484	4,637,731

Series A redeemable preferred shares	144,898	144,898
Total shareholders’ equity	539,537	534,621
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$5,250,919	$5,317,250

Tangible equity (b)	$486,613	$485,608
Tangible equity per share (b)	$10.92	$11.13
Tangible common equity per share (b)	$9.03	$9.05
Shareholders' equity per share	$14.27	$14.20
Common shares outstanding	37,822,340	37,641,563

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces First Quarter 2024 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended March 31,
($ in thousands, except for share data)	2024	2023
REVENUES
Gross written premiums	$330,810	$353,454
Net written premiums	138,172	174,155

Net earned premiums	171,691	171,840
Net investment income	22,632	18,425
Net realized and unrealized gains on investments	4,583	160
Other income	2,221	1,309
Total revenues	201,127	191,734

EXPENSES
Losses and loss adjustment expenses (a)	110,049	126,381
Other operating expenses	50,810	48,036
Other expenses	732	603
Interest expense	6,485	5,583
Intangible asset amortization and impairment	91	91
Total expenses	168,167	180,694
Income from continuing operations before income taxes	32,960	11,040
Income tax expense on continuing operations	9,452	3,136
Net income from continuing operations	23,508	7,904
Net (loss) income from discontinued operations	(8,105)	1,704
NET INCOME	15,403	9,608
Dividends on Series A preferred shares	(2,625)	(2,625)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,778	$6,983
ADJUSTED NET OPERATING INCOME (b)	$14,832	$14,971

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.55	$0.14
Discontinued operations	$(0.21)	$0.05
	$0.34	$0.19
Diluted (c)
Continuing operations	$0.53	$0.14
Discontinued operations	$(0.18)	$0.04
	$0.35	$0.18

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.39	$0.40
Diluted (c)	$0.39	$0.40

Weighted-average common shares outstanding:
Basic	37,733,710	37,531,819
Diluted	44,638,969	37,785,452
Cash dividends declared per common share	$0.05	$0.05

Ratios:
Loss ratio	66.4%	66.7%
Expense ratio (d)	28.9%	27.3%
Combined ratio	95.3%	94.0%
Accident year loss ratio (e)	66.7%	67.0%

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JRVR Announces First Quarter 2024 Results

(a) Losses and loss adjustment expenses include $(4.0) million and $11.7 million of (benefit) expense for deferred retroactive reinsurance gains for the three months ended March 31, 2024 and 2023, respectively.

(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive for the three months ended March 31, 2024. Dividends on the Series A preferred shares were added back to the numerator in the calculation and 6,750,567 common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $1.3 million and $1.1 million for the three months ended March 31, 2024 and 2023, respectively.

(e) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years; there were no such premium adjustments for the three months ended March 31, 2023 and 2024).

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JRVR Announces Third Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Gross written premiums	$213,691	$228,903	(6.6)%
Net written premiums	$117,425	$147,430	(20.4)%

Net earned premiums	$145,623	$151,359	(3.8)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(93,605)	(99,189)	(5.6)%
Underwriting expenses	(33,527)	(32,175)	4.2%
Underwriting profit (a)	$18,491	$19,995	(7.5)%

Ratios:
Loss ratio	64.3%	65.5%
Expense ratio	23.0%	21.3%
Combined ratio	87.3%	86.8%
Accident year loss ratio (b)	64.3%	65.7%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding meaningful net earned premium adjustments on reinstatement premiums associated with prior years).

SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
($ in thousands)	2024	2023	% Change
Gross written premiums	$117,119	$124,551	(6.0)%
Net written premiums	$20,747	$26,725	(22.4)%

Net earned premiums	$26,068	$20,481	27.3%
Losses and loss adjustment expenses	(20,446)	(15,492)	32.0%
Underwriting expenses	(4,836)	(5,458)	(11.4)%
Underwriting profit (loss) (a), (b)	$786	$(469)	—

Ratios:
Loss ratio	78.4%	75.6%
Expense ratio	18.6%	26.7%
Combined ratio	97.0%	102.3%
Accident year loss ratio	80.1%	76.5%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three months ended March 31, 2024 and 2023 include gross fee income of $5.3 million and $5.7 million, respectively.

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JRVR Announces Third Quarter 2023 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting for a loss portfolio transfer. There is no economic impact to the Company over the life of a loss portfolio transfer contract so long as any additional losses subject to the contract are within the limit of the loss portfolio transfer and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting for loss portfolio transfers gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended March 31,
	2024	2023
Excess and Surplus Lines:
Loss Ratio	64.3%	65.5%
Impact of retroactive reinsurance	(2.7)%	7.7%
Loss Ratio including impact of retroactive reinsurance	61.6%	73.2%

Combined Ratio	87.3%	86.8%
Impact of retroactive reinsurance	(2.7)%	7.7%
Combined Ratio including impact of retroactive reinsurance	84.6%	94.5%

Consolidated:
Loss Ratio	66.4%	66.7%
Impact of retroactive reinsurance	(2.3)%	6.8%
Loss Ratio including impact of retroactive reinsurance	64.1%	73.5%

Combined Ratio	95.3%	94.0%
Impact of retroactive reinsurance	(2.3)%	6.8%
Combined Ratio including impact of retroactive reinsurance	93.0%	100.8%

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JRVR Announces First Quarter 2024 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting for loss portfolio transfers and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$18,491	$19,995
Specialty Admitted Insurance	786	(469)
Total underwriting profit of operating segments	19,277	19,526
Other operating expenses of the Corporate and Other segment	(11,137)	(9,282)
Underwriting profit (a)	8,140	10,244
Losses and loss adjustment expenses - retroactive reinsurance	4,002	(11,700)
Net investment income	22,632	18,425
Net realized and unrealized gains on investments	4,583	160
Other income (expense)	179	(415)
Interest expense	(6,485)	(5,583)
Amortization of intangible assets	(91)	(91)
Income from continuing operations before taxes	$32,960	$11,040

(a) Included in underwriting results for the three months ended March 31, 2024 and 2023 is gross fee income of $5.3 million and $5.7 million, respectively.

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JRVR Announces First Quarter 2024 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations b) the impact of retroactive reinsurance accounting for a loss portfolio transfer, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to various strategic initiatives, and the filing of registration statements for the offering of securities, and e) severance costs associated with terminated employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended March 31,
	2024		2023
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$22,230	$12,778	$10,119	$6,983
Loss (income) from discontinued operations	8,105	8,105	(1,704)	(1,704)
Losses and loss adjustment expenses - retroactive reinsurance	(4,002)	(3,162)	11,700	9,243
Net realized and unrealized investment gains	(4,583)	(3,621)	(160)	(126)
Other expenses	732	732	575	575
Adjusted net operating income	$22,482	$14,832	$20,530	$14,971

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JRVR Announces First Quarter 2024 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A preferred shares and the unrecognized deferred retroactive reinsurance gain on loss portfolio transfers less goodwill and intangible assets (net of amortization). We define tangible common equity as tangible equity less mezzanine Series A preferred shares. Our definition of tangible equity and tangible common equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for March 31, 2024, December 31, 2023, March 31, 2023, and December 31, 2022.

	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2022
($ in thousands, except for share data)
Shareholders' equity	$539,537	$534,621	$590,915	$553,766
Plus: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Plus: Deferred reinsurance gain (a)	16,731	20,733	36,954	20,091
Less: Goodwill and intangible assets	214,553	214,644	217,416	217,507
Tangible equity	$486,613	$485,608	$555,351	$501,248
Less: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Tangible common equity	$341,715	$340,710	$410,453	$356,350

Common shares outstanding	37,822,340	37,641,563	37,619,226	37,470,237
Common shares from assumed conversion of Series A preferred shares	6,750,567	5,971,184	5,640,158	5,640,158
Common shares outstanding after assumed conversion of Series A preferred shares	44,572,907	43,612,747	43,259,384	43,110,395

Equity per share:
Shareholders' equity	$14.27	$14.20	$15.71	$14.78
Tangible equity	$10.92	$11.13	$12.84	$11.63
Tangible common equity	$9.03	$9.05	$10.91	$9.51

(a) Deferred reinsurance gain for the periods ending March 31, 2024 and December 31, 2023 excludes the deferred retroactive reinsurance gain of $34.0 million and $33.2 million, respectively, related to the former Casualty Reinsurance LPT in discontinued operations.
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